EXHIBIT 11.1

                                META GROUP, INC.

                    EXHIBIT TO QUARTERLY REPORT ON FORM 10-Q

                COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE

                                                          FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                                SEPTEMBER 30,                        SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------------------
                                                            2000              1999              2000               1999
                                                       --------------------------------     ---------------------------------
Net (loss) income                                        $(2,653,000)       $2,454,000         $1,922,000          $5,811,000
                                                         ============       ==========         ==========          ==========

Weighted average number of common and
  common equivalent shares outstanding:

      Common shares
        outstanding during the period                     10,822,178        10,094,507         10,718,412          10,918,872

      Common share equivalents - options
        to purchase common share                               -               712,355          1,083,609             789,602
                                                          ----------        ----------         ----------          ----------
               Total                                      10,822,178        10,806,862         11,802,021          11,708,474
                                                          ==========        ==========         ==========          ==========

Net (loss) income per diluted common share                 $(.25)             $.23               $.16                $.50
                                                           ======             ====               ====                ====

Net (loss) income per basic common share                   $(.25)             $.24               $.18                $.53
                                                           ======             ====               ====                ====
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